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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2009, relating to the financial statements and financial statement schedule of DIRECTV Holdings LLC (which report expresses an unqualified opinion and included an explanatory paragraph regarding the Company's adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) ASC 740-10 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109)) appearing in the Annual Report on Form 10-K of DIRECTV Holdings LLC for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 4, 2010

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  Exhibit 23.1